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                                                                   EXHIBIT 2.2

                            CERTIFICATE OF MERGER

                                   MERGING

                          WINGS MERGER CORPORATION

                                WITH AND INTO

                           PURE ATRIA CORPORATION

                         --------------------------

          Pursuant to Section 251 of the General Corporation Law of
                            the State of Delaware

                         --------------------------

        Wings Merger Corporation, a Delaware corporation ("Merger Sub"), and Pure Atria Corporation, a Delaware corporation ("Target"), DO HEREBY CERTIFY AS FOLLOWS:

        FIRST: That Merger Sub was incorporated on April 7, 1997, pursuant to the Delaware General Corporation Law (the "Delaware Law"), and that Target was incorporated in Delaware on May 9, 1995 under the name "Pure Software Subsidiary, Inc.," and subsequently amended its corporate name to "Pure Atria Corporation," pursuant to the Delaware Law.

        SECOND: That an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of April 7, 1997, among Rational Software Corporation, a Delaware corporation, Merger Sub and Target, setting forth the terms and conditions of the merger of Merger Sub with and into Target (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251(c) of the Delaware Law.

        THIRD: That the name of the surviving corporation (the "Surviving Corporation") shall be Pure Atria Corporation, a Delaware corporation.

        FOURTH: That pursuant to the Merger Agreement, the Restated Certificate of Incorporation of Target immediately prior to the Merger will be the Restated Certificate of Incorporation of the Surviving Corporation without amendment.

        FIFTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:
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                Rational Software Corporation
                2800 San Tomas Expressway
                Santa Clara, CA 95051

        SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

        SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, each of Merger Sub and Target has caused this Certificate of Merger to be executed in its corporate name this 30th day of July, 1997.



                                        WINGS MERGER CORPORATION

                                        By: /s/ Paul Levy
                                          --------------------------------
                                          Paul Levy, President



ATTEST:

/s/ Robert T. Bond
----------------------------------
Robert T. Bond, Secretary
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                                        PURE ATRIA CORPORATION


                                        By: /s/ Reed Hastings
                                          ----------------------------------
                                          Reed Hastings, President and Chief
                                          Executive Officer


ATTEST:

/s/ Chuck Bay
---------------------------
Chuck Bay, Secretary